EXHIBIT 10.7

        FIRST AMENDMENT TO FINANCIAL MONITORING AGREEMENT
                      DATED 15 SEPTEMBER 1995
           BETWEEN H.F. BOECKMMANN, II AND ALPNET, INC.


                        FIRST AMENDMENT TO
                  FINANCIAL MONITORING AGREEMENT

    This First Amendment to Financial Monitoring Agreement (the "AMENDMENT") is made effective as of 15 September 1995 by and between H. F. Boeckmann II ("BOECKMANN") and ALPNET, Inc., a Utah corporation ("ALPNET" or the "COMPANY").

                         R E C I T A L S :

    WHEREAS, effective 31 March 1994, Boeckmann and ALPNET entered into a "Financial Monitoring Agreement" (the "ORIGINAL AGREEMENT"); and

    WHEREAS, pursuant to the terms of Paragraph 5.3 of the Original Agreement, the Original Agreement may not be amended or modified except by a written instrument signed by all parties affected thereby; and

    WHEREAS, each of the parties desire to amend the Original Agreement.

    NOW, THEREFORE, for and in consideration of the mutual promises and other consideration herein set forth, the parties amend the Original Agreement as follows:

                        A M E N D M E N T:

     A. AMENDMENT TO PARAGRAPH 1. The parties hereby expressly revoke and delete in its entirety Paragraph 1 of the Original Agreement, entitled "APPROVAL RIGHTS" and hereby insert the following in lieu thereof:

          1. APPROVAL RIGHTS. During the term of this Agreement, ALPNET shall not, without the prior written consent of Boeckmann (which consent shall not be unreasonably withheld), issue securities, borrow money or purchase or dispose of assets if the aggregated amount of any such transaction exceeds five percent (5%) of the then current assets of the Company and its subsidiaries determined on a consolidated basis; provided, however, that for equity transactions only, the five percent (5%) test shall be applied on a prospective basis taking into account all equity transactions which have not been approved by the Board of Directors of ALPNET in meetings held on or before 15 September 1995. ALPNET agrees to defend, indemnify and hold Boeckmann harmless from and against any and all liabilities, claims, demands, damages, losses (including, without limitation, reasonable attorneys' fees), actions and causes of action, or suits at law or in equity of whatsoever kind or nature, arising from actions taken, or actions that allegedly should have been taken, by Boeckmann pursuant to or under this Agreement.

     B. AMENDMENT TO PARAGRAPH 4.3. The parties hereby expressly revoke and delete in its entirety Paragraph 4.3 of the Original Agreement and hereby insert the following in lieu thereof:

               4.3. Boeckmann's actual holdings of ALPNET Common Stock and Common Stock equivalents constitutes less than fifteen percent (15%) of the issued and outstanding shares of ALPNET Common Stock and Common Stock equivalents.

     C. NO OTHER MODIFICATIONS. Except as expressly and specifically modified herein, all of the other terms and conditions of the Original Agreement shall remain absolutely unchanged and in full force and effect; provided, however, that no provision of the Original Agreement shall be interpreted in such a manner as to be inconsistent with this Amendment.

     IN WITNESS WHEREOF, the parties have signed this Amendment effective as of the day and year first set forth above.

                                   \s\   H. F. Boeckmann, II
                                   H. F. BOECKMANN, II


                                   ALPNET, INC., a Utah Corporation

                                   By:  \s\   John W. Wittwer
                                        JOHN W. WITTWER
                                        Executive Vice President

ATTEST:

\s\  D. Kerry Stubbs
D. KERRY STUBBS
Secretary